Exhibit 10.6

Semiannual Servicer's Certificate
CenterPoint Energy Transition Bond Company, LLC (formerly Reliant Energy Transition Bond Company LLC)
$748,897,000 Transition Bonds, Series 2001-1

Pursuant to Section 6 of Annex 1 to the Transition Property Servicing Agreement (the "Agreement"), dated as of October 24, 2001, between CenterPoint Energy Houston Electric, LLC (formerly Reliant Energy, Incorporated), as Servicer, and CenterPoint Energy Transition Bond Company, LLC (formerly Reliant Energy Transition Bond Company LLC), as Issuer, the Servicer does hereby certify as follows:

Capitalized terms used in this Semiannual Servicer's Certificate have their respective meanings as set forth in the Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Agreement.

Collection Periods: September 14, 2012 through March 13, 2013
Payment Date: March 15, 2013
Today's Date: March 13, 2013

1. Collections Allocable and Aggregate Amounts Available for Current Payment Date:

i.	Remittances for the September 14 through 30, 2012 Collection Period	5,086,404.90
ii.	Remittances for the October 1 through 31, 2012 Collection Period	12,402,231.88
iii.	Remittances for the November 1 through 30, 2012 Collection Period	10,323,230.53
iv.	Remittances for the December 1 through 31, 2012 Collection Period	8,307,408.10
v.	Remittances for the January 1 through 31, 2013 Collection Period	7,567,958.66
vi.	Remittances for the February 1 through 28, 2013 Collection Period	7,923,745.50
vii.	Remittances for the March 1 through 13, 2013 Collection Period	4,009,345.01
viii.	Net Earnings on Collection Account		[through 2/28/13]
	General Subaccount	13,851.04
	Overcollateralization Subaccount	1,701.53
	Capital Subaccount	1,865.27
	Reserve Subaccount	4,264.49
ix.	General Subaccount Balance (sum of i through viii above)	55,642,006.91

x.	Reserve Subaccount Balance as of Prior Payment Date	7,416,854.70
xi.	Overcollateralization Subaccount Balance as of Prior Payment Date	3,432,444.58
xii.	Capital Subaccount Balance as of Prior Payment Date	3,744,485.00
xiii.	Collection Account Balance (sum of ix through xii above)	70,235,791.19

2. Outstanding Amounts as of Prior Payment Date:

i.	Class A-1 Principal Balance	0.00
ii.	Class A-2 Principal Balance	0.00
iii.	Class A-3 Principal Balance	0.00
iv.	Class A-4 Principal Balance	108,590,064.00
v.	Aggregate Principal Balance of all Series 2001-1 Transition Bonds	108,590,064.00

3. Required Funding/Payments as of Current Payment Date:

	Series 2001-1 Principal	Projected Principal Balance	Semiannual Principal Due
i.	Class A-1	0.00	0.00
ii.	Class A-2	0.00	0.00
iii.	Class A-3	0.00	0.00
iv.	Class A-4	71,280,304.00	37,309,760.00
v.	For all Series 2001-1 Transition Bonds	71,280,304.00	37,309,760.00

		Transition Bond Interest Rate	Days in Interest Period (1)	Interest Due
vi.	Required Class A-1 Interest	3.84%	180	0.00
vii.	Required Class A-2 Interest	4.76%	180	0.00
viii.	Required Class A-3 Interest	5.16%	180	0.00
ix.	Required Class A-4 Interest (1) On 30/360 Day basis.	5.63%	180	3,056,810.30

		Required Level	Funding Required

x.	Overcollateralization Subaccount	3,588,464.79	156,020.21
xi.	Capital Subaccount	3,744,485.00	0.00

4. Allocation of Remittances as of Current Payment Date Pursuant to Section 8.02(d) of Indenture:

i.	Trustee Fees and Expenses	2,540.00
ii.	Servicing Fee	187,224.25	(1)
iii.	Administration Fee and Independent Managers Fee	53,500.00	(2)
iv.	Operating Expenses	37,488.81	(3)
v.	Semiannual Interest (including any past-due Semiannual Interest for prior periods)

	Series 2001-1	Aggregate	Per 1,000 of Original Principal Amount

	1. Class A-1 Interest Payment	0.00	0.00
	2. Class A-2 Interest Payment	0.00	0.00
	3. Class A-3 Interest Payment	0.00	0.00
	4. Class A-4 Interest Payment	3,056,810.30	7.92
vi.	Principal Due and Payable as a result of Event of Default or on Final Maturity Date

	Series 2001-1	Aggregate	Per 1,000 of Original Principal Amount

	1. Class A-1 Interest Payment	0.00	0.00
	2. Class A-2 Interest Payment	0.00	0.00
	3. Class A-3 Interest Payment	0.00	0.00
	4. Class A-4 Interest Payment	0.00	0.00
vii.	Semiannual Principal

	Series 2001-1	Aggregate	Per 1,000 of Original Principal Amount

	1. Class A-1 Principal Payment	0.00	0.00
	2. Class A-2 Principal Payment	0.00	0.00
	3. Class A-3 Principal Payment	0.00	0.00
	4. Class A-4 Principal Payment	37,309,760.00	96.68

viii.	Amounts Payable to Credit Enhancement Providers (if applicable)	N/A
ix.	Operating Expenses not Paid under Clause (iv) above	0.00
x.	Funding of Capital Subaccount	0.00
xi.	Funding of Overcollateralization Subaccount	156,020.21
xii.	Net Earnings in Capital Subaccount Released to Issuer	1,865.27
xiii.	Deposit to Reserve Subaccount	14,836,798.07
xiv.	Released to Issuer upon Series Retirement: Collection Account	0.00
xv.	Aggregate Remittances as of Current Payment Date	55,642,006.91

(1) Servicing fee: $748,897,000 x .05% x 180/360 = $187,224.25
(2) Administration fee: $50,000 x 180/180 = $50,000.00; Independent Managers fee: $3,500.00
(3) Reimbursement to Administrator for fees/expenses paid to rating agencies ($10,000.00), outside legal counsel ($9,888.81) and independent accountants ($17,600.00).

5. Subaccount Withdrawals as of Current Payment Date
(if applicable, pursuant to Section 8.02(d) of Indenture):

i.	Reserve Subaccount (available for 4.i. through 4.xii.)	0.00
ii.	Overcollateralization Subaccount (available for 4.i. through 4.ix.)	0.00
iii.	Capital Subaccount (available for 4.i. through 4.ix.)	0.00
iv.	Total Withdrawals	0.00

6. Outstanding Amounts and Collection Account Balance as of Current Payment Date
(after giving effect to payments to be made on such Payment Date):

i.	Series 2001-1 Class A-1 Principal Balance	0.00
ii.	Class A-2 Principal Balance	0.00
iii.	Class A-3 Principal Balance	0.00
iv.	Class A-4 Principal Balance	71,280,304.00
v.	Aggregate Principal Balance for all Series 2001-1 Transition Bonds	71,280,304.00
vi.	Reserve Subaccount Balance	22,253,652.77
vii.	Overcollateralization Subaccount Balance	3,588,464.79
viii.	Capital Subaccount Balance	3,744,485.00
ix.	Aggregate Collection Account Balance	29,586,602.56

7. Shortfalls In Interest and Principal Payments as of Current Payment Date
(after giving effect to payments to be made on such Payment Date):

i.	Semiannual Interest
	Series 2001-1
	1. Class A-1 Bond Interest Payment	0.00
	2. Class A-2 Bond Interest Payment	0.00
	3. Class A-3 Bond Interest Payment	0.00
	4. Class A-4 Bond Interest Payment	0.00

ii.	Semiannual Principal
	Series 2001-1
	1. Class A-1 Principal Payment	0.00
	2. Class A-2 Principal Payment	0.00
	3. Class A-3 Principal Payment	0.00
	4. Class A-4 Principal Payment	0.00

8. Shortfalls in Required Subaccount Levels as of Current Payment Date
(after giving effect to payments to be made on such Payment Date):

i.	Overcollateralization Subaccount	0.00
ii.	Capital Subaccount	0.00

IN WITNESS HEREOF, the undersigned has duly executed and delivered this
Semiannual Servicer's Certificate this 13th day of March, 2013.

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC
(formerly RELIANT ENERGY, INCORPORATED), as Servicer

by: /s/ Linda Geiger
Linda Geiger
Assistant Treasurer